UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2019

Richmond Mutual Bancorporation, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-230184	36-4926041
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

31 North 9th Street, Richmond, Indiana	47374
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 962-2581

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Items to be Included in this Report

Item 1.01	Entry Into a Material Definitive Agreement

On May 6, 2019, Richmond Mutual Bancorporation, Inc., a Maryland stock corporation (the “Company”), First Bank Richmond, an Indiana commercial bank, First Mutual of Richmond, Inc., a Delaware non-stock corporation, and Richmond Mutual Bancorporation, Inc., a Delaware stock corporation, entered into an Agency Agreement with Keefe, Bruyette & Woods, Inc. (“KBW”), who will assist in the marketing of the Company’s common stock during its stock offering.

For its services as financial advisor, KBW will receive a management fee of $25,000 and a success fee of 1.00% of the aggregate dollar amount of the common stock sold in the subscription and community offerings, excluding shares purchased by the Company’s employee stock ownership plan. The management fee, which has already been paid and is non-refundable, will be credited against the success fee payable upon the consummation of the offering. In connection with the subscription offering, if, as a result of any resolicitation of subscribers, KBW reasonably determines that it is required or requested to provide significant additional services, KBW will be entitled to additional compensation for these services not to exceed $25,000. If the Company conducts a syndicated community offering, KBW will receive a fee not to exceed 6.0% of the aggregate dollar amount of the common stock sold in the syndicated community offering. The success fee described above will be credited against the fees payable with respect to a syndicated community offering.

In addition, KBW, will receive a fee of $26,000 for records agent services, $10,000 of which has previously been paid and the remainder of which will be paid upon completion of the offering. In the event of any material changes in applicable regulations or the plan of reorganization and stock offering, or delays requiring duplicate or replacement processing due to changes to the record dates, an additional fee not to exceed $10,000 may also be due to KBW.

KBW is also entitled to reimbursement for out-of-pocket expenses and legal expenses related to its financial advisor and records agent services.

The Company will indemnify KBW against liabilities and expenses (including legal fees) incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering material for the common stock, including liabilities under the Securities Act of 1933, as amended.

The Company’s common stock is being offered pursuant to a Registration Statement on Form S-1, as amended (Registration No. 333-230184), filed by the Company under the Securities Act of 1933, as amended, and a related prospectus dated May 6, 2019.

The foregoing description of the terms of the Agency Agreement is qualified in its entirety by reference to the Agency Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

1.1	Agency Agreement dated May 6, 2019, by and among the Company, First Bank Richmond, First Mutual of Richmond, Inc. and Richmond Mutual Bancorporation, Inc. (Delaware) and KBW

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

RICHMOND MUTUAL BANCORPORATION, INC.

Date: May 8, 2019	By:	/s/Garry D. Kleer
Garry D. Kleer
President and CEO